CONFIDENTIAL	Exhibit 10.11b

Amendment to Stereotaxis Advisory Board and Consulting Agreement between

Stereotaxis, Inc. and Eric N. Prystowsky, MD

This Amendment is made to the Stereotaxis Advisory Board and Consulting Agreement designated as effective 26 February 2009, by and between Stereotaxis, Inc. (hereinafter “Company”) and Eric N. Prystowsky, MD (hereinafter “Consultant”) (together, “the parties”).

WHEREAS, the Company and Consultant previously entered into that certain Stereotaxis Advisory Board and Consulting Agreement designated as effective 26 February 2009 (hereinafter the “Existing Agreement”; this Amendment and the Existing Agreement from time to time hereinafter referred to as the “Agreements”); and

WHEREAS, Consultant and the Company wish Consultant to provide continued services to the Company, and:

(i) pursuant to Section 3.1 of the Existing Agreement the parties may renew the Term of said Existing Agreement for an additional one (1)-year term up to a cumulative term of two (2) years;

(ii) such renewal shall be the second year of the cumulative term;

(iii) such renewal shall be in writing and executed by the parties prior to the respective anniversary of the effective date; and

(iii) the effective date of the Existing Agreement is 26 February 2009;

the parties agree to enter into this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the Company and Consultant, each intending to be legally bound, do hereby respectively covenant and agree to extend the Term of the Existing Agreement for a period of one (1) year from the anniversary date of the Existing Agreement.

Except as specifically modified by this Amendment, all Terms and Conditions of the Existing Agreement shall remain in full force and effect.

[signature page follows]

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Amendment. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one instrument, effective as of the last date on which this Agreement is signed by the parties (the “Effective Date”), but shall not be later than February 26, 2010.

STEREOTAXIS, INC.		Compliance	/s/ Peter A. Takes

BY:	/s/ Melissa Walker	Name: Peter A. Takes, Ph.D., RAC
Name: Melissa Walker, MS, RAC Title: Sr. VP, Regulatory, Quality & Compliance		Title: Sr. Director, Clinical & Healthcare Compliance and Clinical Compliance Officer

DATED:	Feb. 15, 2010	DATED: 2/16/10
This Agreement is not valid without endorsement by a Stereotaxis Compliance Officer.
For Consultant:

/s/ Eric N. Prystowsky
By:	Eric N. Prystowsky, MD

DATED:	Feb 7, 2010